Exhibit 99.1

Michael Earley to Step Down from Chairman and CEO Role at Metropolitan Health Networks

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--December 7, 2009--Metropolitan Health Networks, Inc. (NYSE AMEX: MDF), a leading provider of healthcare services in Florida, today announced that Michael Earley, Chairman of the Board and CEO, has announced plans to step down as Chairman and CEO and that the company will initiate a search for his successor. Earley has agreed to serve as CEO until March 31, 2010 or until his successor is engaged, and will remain a member of the board of directors. Eric Haskell, currently the Board’s Lead Independent Director, will assume the duties of Chairman immediately.

“The next few years have the potential to be an exciting time for our company, making it an ideal time to further enhance the depth and strength of its senior leadership,” stated Earley. “The long term prognosis for the provision of senior focused healthcare services is marked by an increasing demographic and is very encouraging for the company going forward.” Earley continued, “We have exceptional financial management and operational expertise throughout the organization and, in conjunction with the board, I am confident that we will select a CEO who will continue advancing our strong position as a leading healthcare services network in the state of Florida and beyond. With our financial house in very good order, and as we close out what we expect to be a record year on many fronts, the timing is appropriate to begin this process.”

Commenting for Board, Mr. Haskell noted, “We thank Mike for his many contributions to the growth of our company, the development of an outstanding management team and staff, and for his dedication to serving our customers, employees, business partners and shareholders. Mike joined the company in 2003 when it was facing a multitude of significant financial and operational issues. Under his leadership the company experienced a dramatic turnaround and has since prospered and grown. He has been instrumental in establishing a strong platform that will allow the company to execute new growth strategies and his experience, perspective, and business acumen will greatly benefit the company as we initiate our search and complete this transition.”

The search for a new CEO for Metropolitan is being carried out by the company’s Board of Directors along with the executive recruitment firm of Korn Ferry.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing health care organization in Florida that provides comprehensive health care services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to meet our cost projections under various provider agreements with Humana; (ii) our failure to accurately estimate incurred but not reported medical benefits expense; (iii) pricing pressures exerted on us by managed care organizations and the level of payments we indirectly receive under governmental programs or from other payors; (iv) future legislation and changes in governmental regulations; (v) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; and (vi) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

CONTACT:
Metropolitan Health Networks, Inc.
Michael Earley, 561-805-8500
Chief Executive Officer
mearley@metcare.com
or
Cameron Associates
Investor Relations
Al Palombo, 212-554-5488
al@cameronassoc.com